Exhibit 10.16
Base Salaries for Named Executive Officers
The following are the annual base salaries for the named executive officers of Fauquier Bankshares, Inc., effective January 1, 2008:

Randy K. Ferrell	$250,000
Gregory D. Frederick	$159,000
Eric P. Graap	$166,000